UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 3, 2012

American River Bankshares
(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1of 4 Pages
The Index to Exhibits is on Page 3

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)

The Registrant, American River Bankshares (the “Company”), named Robert Muttera as the Company’s Executive Vice President and Chief Credit Officer On December 27, 2011 to be effective on February 1, 2012. As previously reported, the Company’s current Executive Vice President and Chief Credit Officer, Douglas E. Tow, plans to retire in March 2012. Mr. Muttera previously served as Senior Vice President of Preferred Capital Advisors, a California based full service commercial real estate advisory firm specializing in mortgage banking. He was a member of the Board of Directors of Redding Bank of Commerce, Redding CA. from April 12, 2011 to December 29, 2011. Mr. Muttera also served as Executive Vice President and Chief Credit Officer for Placer Sierra Bank, Auburn CA from 2000 to 2005. Mr. Muttera’s base salary will be $155,324 and he will be eligible to participate in the Company’s Executive Incentive Plan, as well as other plans open to all employees such as health and welfare benefits, vacation and personal absence plans, and the Company’s 401(k) plan. It is also anticipated that the Company and Mr. Muttera will enter into an employment agreement and a salary continuation agreement at a future date.

The foregoing description is qualified by reference to the Registrants press release dated January 3, 2012 attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Press Release dated January 3, 2012.
.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
January 3, 2012	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Press release dated January 3, 2012	4